UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT 5 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KEYUAN PETROCHEMICALS, INC.

 (Exact name of Registrant as specified in its charter)

Nevada	1311	45-0538522
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Qingshi Industrial Park

Ningbo Economic & Technological Development Zone

Ningbo, Zhejiang Province

P.R. China 315803

(86) 574-8623-2955

 (Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Copies to:

Watson Farley & Williams LLP

250 West 55th Street

New York, New York 10019

(212) 922-2200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The registration fees were calculated and paid when the registration statements on Form S-1 (File No’s. 3333-167029 and 333-170324) were initially filed on May 21, 2010 and November 3, 2010, respectively.

No exhibits are filed with the Post-Effective Amendment No. 5.

This Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

On October 19, 2012, the Securities and Exchange Commission (the “Commission”) declared effective a Registration Statement on Form S-1 (File No. 333-170324) (the “Registration Statement”) of Keyuan Petrochemicals, Inc. (the “Company”) relating to a resale of 14,449,640 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Registered Shares”).  The Registration Statement contains a combined prospectus pursuant to Rule 429 under the Securities Act of 1933, as amended, that relates to, among other things, the securities that have previously been registered with the Commission pursuant to the Company’s registration statements on Form S-1 (File No’s. 3333-167029 and 333-170324); and acts as a post-effective amendment to such previously filed registration statements.

The historical filings in connection with this Registration Statement include:

(1)	the registration statement on Form S-1 (File No. 333-167029) initially filed on May 21, 2010 and subsequently amended on July 23, 2010; September 2, 2010; September 27, 2010 and October 15, 2010. The amendment No. 4 to such registration statement was declared effective by the Commission on October 19, 2010;

(2)	the registration statement on Form S-1 (File No. 333-170324) initially filed on November 3, 2010 and subsequently amended on December 29, 2010 and January 14, 2011. The amendment No. 2 to such registration statement was declared effective by the Commission on January 19, 2011; and

(3)	the post-effective amendments to the registration statements on Form S-1 (File No’s. 3333-167029 and 333-170324) were filed on February 21, 2012; May 2, 2012; September 26, 2012 and October 15, 2012. The post-effective amendment No. 4 to such registration statement was declared effective by the Commission on October 19, 2012.

The Registration Statement was filed in connection with resale of the Registered Shares by the selling stockholders listed in the Registration Statement. Accordingly, this Post-Effective Amendment No. 5 to the Registration Statement is being filed solely to deregister, as of the effective date of this Post-Effective Amendment No. 5, all of the Registered Shares that remain unsold under the Registration Statement as of the date hereof.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 26, 2016.

Keyuan Petrochemicals, Inc.

By:	/s/ Feng Chen
Name:	Feng Chen
Title:	Acting Chief Executive Officer, Chief Financial Officer and Vice President of Accounting

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Chunfeng Tao	Chairman and Director	August 26, 2016
Chunfeng Tao

/s/ Feng Chen	Chief Executive Officer, President, Chief Financial Officer and	August 26, 2016
Feng Chen	Vice President of Accounting

/s/ Dishen Shen	Director,	August 26, 2016
Dishen Shen

/s/ XinYue	Director	August 26, 2016
XinYue

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